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                                STIKEMAN ELLIOTT
                              ====================

                            Barristers & Solicitors

      4300 Bankers Hall West, 888-3rd Street S.W., Calgary, Canada T2P 5C5
            Tel: (403) 266-9000 Fax: (403) 266-9034 www.stikeman.com

                                               March 29, 2002



Nabors Industries, Inc.
515 West Greens Road, Suite 1200
Houston, Texas 77067



Ladies and Gentlemen:

         We have acted as Canadian tax counsel to Nabors Industries, Inc., a Delaware corporation ("Nabors"), in connection with the registration of the Shelf Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), on March 29, 2002, with respect to the registration of up to 7,150,000 shares of Nabors common stock par value US $.10 per share (the "Common Stock"). In addition, Enserco Energy Service Company Inc. ("Enserco") has prepared, and we have reviewed, a Management Information Circular and Proxy Statement (the "Proxy Statement") dated March 20, 2002. The Proxy Statement relates to the proposed acquisition of Enserco by Nabors upon the terms and conditions set forth in the Acquisition Agreement dated as of February 25, 2002, as amended and restated on March 18, 2002 with effect as of and from February 25, 2002, and the exhibits thereto (the "Acquisition Agreement") to be implemented by means of an exchange of Enserco shares (other than shares held by holders who perfect their dissent rights) for cash, Exchangeable Shares of Nabors Exchangeco (Canada) Inc., or a combination of cash and such Exchangeable Shares, pursuant to a plan of arrangement in substantially the form set forth as Schedule B to the Acquisition Agreement (the "Plan of Arrangement").

         In connection with this opinion, we have examined the Registration Statement, the Proxy Statement, the Acquisition Agreement and such other documents and corporate records as we have deemed necessary or appropriate in order to enable us to render the opinion below. For purposes of this opinion, we have assumed (i) the validity and accuracy of the documents and corporate records that we have examined and the facts and representations concerning the registration of shares of Nabors common stock that have come to our attention during our engagement, (ii) the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as


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certified or photostatic copies and the authenticity of the originals of such documents, and (iii) that the issuance of shares of Nabors common stock pursuant to the Registration Statement will be consummated in the manner described in the Registration Statement.

         This opinion is based on the current provisions of the Income Tax Act (Canada) and the regulations thereunder, the current provisions of the Convention Between the United States of America and Canada with Respect to Taxes on Income and on Capital, signed September 26, 1980, as amended, and our understanding of the current published administrative practices of the Canada Customs and Revenue Agency. This opinion takes into account all specific proposals to amend the Income Tax Act (Canada) and the regulations that have been publicly announced by the Minister of Finance (Canada) prior to the date hereof and assumes that all of these proposed amendments will be enacted in their present form. No assurances can be given that any proposed amendments will be enacted in the form proposed, if at all. Except for the foregoing, this opinion does not take into account or anticipate any changes in law, whether by legislative, administrative or judicial decision or action, nor does it take into account provincial, territorial or foreign income tax legislation or considerations which may differ from the Canadian federal income tax considerations described in the Registration Statement. In addition, we have assumed that all parties to the Acquisition Agreement have acted, and will act, in accordance with the terms of such Acquisition Agreement and that the Acquisition Agreement will be consummated pursuant to the terms and conditions set forth therein without the waiver or modification of any such terms and conditions.

         Based upon and subject to the foregoing, the confirmation by Nabors of the accuracy of certain assumptions and representations underlying this opinion, and the qualifications, limitations and assumptions contained in the portion of the Registration Statement captioned "Income Tax Considerations - Canadian Federal Income Tax Considerations", we hereby confirm, as to matters of Canadian federal income tax law, that the discussion contained in the Registration Statement under the caption "Income Tax Considerations - Canadian Federal Income Tax Considerations" constitutes, in all material respects, a fair and accurate summary under current law of the anticipated Canadian federal income tax consequences of the ownership and disposition of Exchangeable Shares to certain holders.

         We have not considered and render no opinion on any aspect of law other than as expressly set forth above.

         This opinion is furnished to you solely for use in connection with the Registration Statement and may not be used for any other purpose without our prior written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act.

                                      Yours very truly,

                                      /s/ Stikeman Elliott